UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 15, 2012

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street
Santa Clara, California 95051

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2012 Extreme Networks, Inc. (“Extreme Networks” or the “ Company ”) entered into a Lease Agreement (the “Lease Agreement”) with RDU Center, L.L.C. (“Landlord”) to lease approximately 56,218 square feet of space, located at 2121 RDU Center Drive, Suite 100 and Suite 400, Morrisville, NC (the “Premises”). The Lease Agreement commences on January 1, 2013 with an initial term of 7.83 years, expiring on October 30, 2020. The Company has two options to renew the Lease Agreement for additional terms of five years each.

Monthly base rent on the Premises commences May 1, 2013 in an amount of approximately $1.175million per annum, increasing annually at a fixed rate per square foot to approximately $1.363 million per annum in the final year of the initial term of the Lease Agreement. In addition to the monthly rent obligations, Extreme Networks will be responsible for its share of operating expenses in an amount equal to the sum of the expenses directly attributable to the Premises plus a proportionate share of the expenses attributable to the real estate project of which the Premises are a part.

Under the Lease Agreement, the Landlord is obligated to pay up to $0.958 million toward the Company's existing lease obligations on its current lease in Durham, NC, which expires on July 31, 2014. In Addition, the Lease Agreement provides that the Landlord is responsible for an initial tenant improvement allowance of $2.035million and, if requested by the Company by April 20, 2013, an optional allowance of $0.562 million to cover certain improvements the Company desires to undertake on the Premises.

Extreme Networks and Landlord have made the customary representation, warranties and covenants in the Lease Agreement. Extreme Networks has the right to assign the Lease Agreement or to sublease any portion of or all of the Premises, subject to the Landlord's consent in certain circumstances, which consent may not be unreasonably withheld.

The above description of the Lease Agreement is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth above under Item 1.01 which is incorporated by reference into this Item 2.03.

Item 9.01.	Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lease Agreement by and between RDU Center III LLC and Extreme Networks, Inc. dated October 15, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 19, 2012

EXTREME NETWORKS, INC.

By:	/s/ JOHN KURTZWEIL
John Kurtzweil
Chief Financial Officer